UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2005
Date of Report (Date of earliest event reported)

XLR MEDICAL CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50026	88-0488851
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 204, 1480 Gulf Road
Point Roberts, Washington	98281
(Address of principal executive offices)	(Zip Code)

(360) 220-5219
Registrant's telephone number, including area code

Suite 3400 Park Place, 666 Burrard Street
Vancouver, British Columbia
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of April 5, 2005, Douglas P. Boyd, Ph.D. was appointed as a director of XLR Medical Corp. (the “Company”) and as Chairman of its Board of Directors. Dr. Boyd is an internationally recognized expert in radiology and computed tomography (“CT”) imaging systems, and has pioneered the development of fan-beam CT scanners, Xenon detector arrays and EBT scanners. Dr. Boyd has been awarded 13 U.S. patents and was awarded the prestigious Conway Safe Skies Award in 1992 for contributions made to airline safety for developing a high speed CT baggage screening device for detecting explosives. In addition to acting on the board of directors for a number of private development stage technology companies, Dr. Boyd also serves as an Adjunct Professor of Radiology at the University of California, San Francisco, has published more than 100 scientific papers, and is a frequent speaker at universities and symposiums.

From 2001 to 2004, Dr. Boyd was the Chief Scientist at GE Imatron, a company he helped found in 1983 and which was acquired by General Electric in 2001. Imatron is a medical technology company engaged in designing, marketing, manufacturing and servicing electron beam tomography (“EBT”) scanners. From 1990 to 2001, Dr. Boyd had acted as Chairman of the Board and Chief Technology Officer for Imatron, and from 1983 to 1990, Dr. Boyd served as President and Chief Executive Officer for Imatron.

From 1990 to 2004, Dr. Boyd served as a member of the Board of Directors and as Chairman of the Audit Committee for InVision Technologies, Inc. InVision is a company that manufactures explosives detection systems for the aviation industry and began as a joint venture company of Imatron. InVision was acquired by General Electric in 2004.

From 1997 to 2002, Dr. Boyd served as a member of the Board of Directors and as Chairman of the Board for AccuImage Diagnostics Corp. AccuImage is engaged in the development, marketing and sale of software used for medical data and interactive medical image visualization. AccuImage was acquired by Merge Technologies Incorporated in 2005.

From 2001 to 2004, Dr. Boyd served as a member of the Board of Directors for TherMatrx, Inc., a private corporation that developed an advanced microwave therapy device used to treat benign prostate hyperplasia. TherMatrx was acquired in 2004 by American Medical Systems Holdings Inc.

Dr. Boyd currently serves as a member of the Board of Directors of TechniScan Inc. and as Managing Director of Imaging Technology Ventures Inc. (“ITV”). TechniScan is a private company developing a new form of ultrasound scanner to be used for detecting breast cancer. The Company owns 826,420 shares of TechniScan, which were acquired in connection with the Company’s merger with TSI Medical Corp. in September of 2004. These shares of TechniScan are currently pledged as security for a $500,000 loan from The Charles F. White Corporation.

The Company currently has an obligation to issue 300,000 shares of its common stock to ITV as a finder’s fee payable in connection with the acquisition by TSI of its interest in Exelar Medical Corp. Exelar Medical Corp is a joint venture company established by TSI and the Exelar Corporation for the purpose of developing a patented technology that utilizes magnetic fields to control and focus radiation dosages used in cancer treatments. The Company is currently in the process of issuing these shares to ITV.

Upon Mr. Boyd’s appointment, the Company issued options to him to acquire 700,000 shares of its common stock at an exercise price of $0.70 per share for a term expiring on April 6, 2009. The exercise price for the options issued to Mr. Boyd is equal to the closing price of our stock as quoted on the OTC Bulletin Board on April 6, 2009.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(c)          Exhibits

Exhibit
Number	Description of Exhibit

99.1	Press Release of XLR Medical Corp., released April 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLR MEDICAL CORP.

Date: April 20, 2005
	By:	/s/ Logan B. Anderson
Logan B. Anderson
Chief Financial Officer, Secretary and Treasurer